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                                         Exhibit 5.1
                                         Chicago Mercantile Exchange Inc.
                                         Registration Statement on Form S-8

                           Sidley Austin Brown & Wood
                                 Bank One Plaza
                             10 South Dearborn Plaza
                             Chicago, Illinois 60603



                                   May 1, 2001


Chicago Mercantile Exchange Inc.
30 South Wacker Drive
Chicago, Illinois 60606

     Re: 2,600,000 shares of Class A Common Stock, $.01 par value, to be issued pursuant to the Chicago Mercantile Exchange Omnibus Stock Plan
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") being filed by Chicago Mercantile Exchange Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the registration of 2,600,000 shares of Class A Common Stock, $.01 par value (the "NEW SHARES"), of the Company to be issued pursuant to the Chicago Mercantile Exchange Omnibus Stock Plan (the "PLAN").

     We are familiar with the Restated Certificate of Incorporation and By-laws of the Company currently in effect and the resolutions adopted to date by the Board of Directors of the Company relating to the Plan and the Registration Statement. We also have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.


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Sidley Austin Brown & Wood                                             Chicago

Chicago Mercantile Exchange Inc.
May 1, 2001
Page 2

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. Each New Share will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as it may be amended, shall have become effective under the Securities Act, (ii) such New Share shall have been duly issued pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof and (iii) such New Share shall have been delivered to the purchaser thereof against payment of the agreed consideration thereof (not less than the par value thereof) determined in accordance with the terms of the Plan.


     We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of the opinions expressed in this opinion letter, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the New Shares.

                                               Very truly yours,



                                               /s/ SIDLEY AUSTIN BROWN & WOOD